EXHIBIT 6


                                CSW CREDIT, INC.
                        ALLOWED RETURNS ON COMMON EQUITY
                      THREE MONTHS ENDED DECEMBER 31, 1998




                                                      ALLOWED
                                                       RETURN
                                                      ---------


          CPL
             - RETAIL                                  10.900%
             - WHOLESALE                               11.914%

          PSO
             - RETAIL                                  11.000%
             - WHOLESALE                               11.914%

          SWEPCO
             - ARKANSAS                                13.000%
             - LOUISIANA                               14.500%
             - TEXAS                                   15.700%
             - WHOLESALE                               11.914%

          WTU
             - RETAIL                                  11.375%
             - WHOLESALE                               11.914%